Joint Filer Information

Title of Security:	Common Stock
Issuer & Ticker Symbol:	Inuvo, Inc. (INUV)
Designated Filer:	Bridgehampton Capital Management LLC
Other Joint Filers:	Bridgehampton Value Strategies Fund LLC (“Value Strategies Fund”) Bridgehampton Monument Fund LLC (“Monument Fund”) Kenneth E. Lee (“Mr. Lee”)
Addresses:	The principal business address for each of the Value Strategies Fund and Mr. Lee is 2304 Main Street, Unit B, Box 1521, Bridgehampton, NY 11932.
Signatures:

Dated: May 16, 2013

BRIDGEHAMPTON VALUE STRATEGIES FUND LLC
Bridgehampton Capital Management LLC, as Manager

By:  /s/ Kenneth E. Lee
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                       Kenneth E. Lee, Managing Member

BRIDGEHAMPTON MONUMENT FUND LLC
Bridgehampton Capital Management LLC, as Manager

By:  /s/ Kenneth E. Lee
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                       Kenneth E. Lee, Managing Member

/s/ Kenneth E. Lee
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Kenneth E. Lee